EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Second Quarter 2025 Results
•Declared quarterly distribution of $0.4714 per unit; 44th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the second quarter of 2025 of $14.6 million, or $0.41 per limited partner unit, which was in line with second quarter 2024 net income of $14.4 million. Cash flows from operating activities in the second quarter of 2025 were $9.1 million, a decrease of $112.8 million compared to second quarter 2024 cash flows from operating activities of $121.9 million. For the three months ended June 30, 2025, MLP distributable cash flow was $15.0 million, a decrease of $2.1 million compared to second quarter 2024 MLP distributable cash flow of $17.1 million. The decrease in MLP distributable cash flow and associated trailing twelve-month coverage ratio was primarily due to higher maintenance capital expenditures as a result of the Petro 1 turnaround.
Compared to the first quarter of 2025, second quarter 2025 net income attributable to the Partnership of $14.6 million increased by $9.7 million due to higher production and sales volume as a result of fewer production days impacted by the Petro 1 turnaround. Second quarter 2025 cash flows from operating activities of $9.1 million decreased by $36.7 million compared to first quarter 2025 cash flows from operating activities of $45.8 million due to the timing of cash payments related to the Petro 1 turnaround. Second quarter 2025 MLP distributable cash flow of $15.0 million increased by $10.3 million compared to first quarter 2025 MLP distributable cash flow of $4.7 million, due to higher production and sales volume as a result of fewer production days impacted by the Petro 1 turnaround.
Second quarter 2025 consolidated net income, including OpCo's earnings, of $85.8 million increased from first quarter 2025 consolidated net income of $42.3 million. During the second quarter of 2025, OpCo benefitted from the stability of its sales agreement with Westlake Corporation that provides a fixed margin on OpCo's annual ethylene production plan. As a result of this agreement, OpCo's net income benefitted by $13.6 million to offset lower forecasted annual production volume resulting from the extension of the Petro 1 turnaround into April.
"The Partnership's second quarter financial results improved significantly from the first quarter of 2025 due to higher production and sales volume at our Petro 1 facility as a result of fewer production days lost to the turnaround that began at the end of January and lasted until early April. While there were some lingering impacts to distributable cash flow in the second quarter from the extension of the turnaround into April, primarily in the form of elevated maintenance capital expenditures, this was not unexpected and should not re-occur at such a high level in future quarters," said Jean-Marc Gilson, President and Chief Executive Officer. "Looking ahead, we expect distributable cash flow and the associated coverage ratio to solidly improve in the second half of 2025 back towards our strong historical levels now that the Petro 1 turnaround has been completed."
On July 30, 2025, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the second quarter of 2025 of $0.4714 per common unit to be payable on August 27, 2025 to unitholders of record as of August 12, 2025, representing the 44th consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage that was 0.79x the declared distributions for the second quarter of 2025, which was below the trailing twelve-month coverage ratio of 0.82x at the end of the first quarter of 2025 due to the planned Petro 1 turnaround. Since our IPO in July of 2014 our cumulative coverage ratio is approximately 1.05x.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to timing and success of future turnarounds, our expectations regarding the amount and timing of future capital expenditures, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, the expectation that distributable cash flow and the associated coverage ratio will improve in the second half of 2025, and the nature and stability of the sales agreement with Westlake and the margin under that agreement, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, pandemic infectious diseases and the response thereto; operating disruptions, including delays in turnaround activities; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake, including the renewal or renegotiation of, or determinations made pursuant to, our contractual arrangements with Westlake; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC in March 2025, and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC in May 2025.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow, coverage ratio and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' second quarter 2025 results will be held Tuesday, August 5th, 2025 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register-conf.media-server.com/register/BIf0b548fd1a0f4090a6412d4c570773b1. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/2tzqbx2j and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$269,076	$239,527	$459,857	$474,736
Net co-products, ethylene and other sales—third parties	28,043	44,641	74,891	94,105
Total net sales	297,119	284,168	534,748	568,841
Cost of sales	199,587	182,936	383,135	365,429
Gross profit	97,532	101,232	151,613	203,412
Selling, general and administrative expenses	6,300	7,605	13,774	14,682
Income from operations	91,232	93,627	137,839	188,730
Other income (expense)
Interest expense—Westlake	(5,907)	(6,651)	(11,444)	(13,232)
Other income, net	675	1,257	2,021	2,591
Income before income taxes	86,000	88,233	128,416	178,089
Provision for income taxes	205	207	312	417
Net income	85,795	88,026	128,104	177,672
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	71,237	73,599	108,598	148,412
Net income attributable to Westlake Partners	$14,558	$14,427	$19,506	$29,260

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.41	$0.41	$0.55	$0.83

Distributions declared per unit	$0.4714	$0.4714	$0.9428	$0.9428

MLP distributable cash flow	$15,007	$17,135	$19,721	$34,027

Distributions declared
Limited partner units—publicly and privately held	$9,955	$9,951	$19,909	$19,901
Limited partner units—Westlake	6,657	6,657	13,314	13,314
Total distributions declared	$16,612	$16,608	$33,223	$33,215
EBITDA	$124,391	$123,199	$199,412	$247,630

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2025	December 31, 2024

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$36,579	$58,316
Receivable under the Investment Management Agreement—Westlake	43,924	134,557
Accounts receivable, net—Westlake	59,919	31,975
Accounts receivable, net—third parties	12,817	11,576
Inventories	3,261	4,058
Prepaid expenses and other current assets	24	444
Total current assets	156,524	240,926
Property, plant and equipment, net	902,062	903,588
Other assets, net	248,601	143,442
Total assets	$1,307,187	$1,287,956

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$72,906	$55,372
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	3,442	3,596
Total liabilities	476,022	458,642
Common unitholders—publicly and privately held	463,109	471,328
Common unitholder—Westlake	41,876	47,373
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	262,413	276,129
Noncontrolling interest in OpCo	568,752	553,185
Total equity	831,165	829,314
Total liabilities and equity	$1,307,187	$1,287,956
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2025	2024

	(In thousands of dollars)
Cash flows from operating activities
Net income	$128,104	$177,672
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	59,552	56,309
Net loss on disposition and other	524	1,870
Other balance sheet changes	(133,328)	(9,390)
Net cash provided by operating activities	54,852	226,461
Cash flows from investing activities
Additions to property, plant and equipment	(40,336)	(19,951)
Maturities of investments with Westlake under the Investment Management Agreement	90,000	—
Net cash provided by (used for) investing activities	49,664	(19,951)
Cash flows from financing activities
Proceeds from debt payable to Westlake	95,000	108,000
Repayment of debt payable to Westlake	(95,000)	(108,000)
Distributions to noncontrolling interest retained in OpCo by Westlake	(93,031)	(165,916)
Distributions to unitholders	(33,222)	(33,214)
Net cash used for financing activities	(126,253)	(199,130)
Net increase (decrease) in cash and cash equivalents	(21,737)	7,380
Cash and cash equivalents at beginning of period	58,316	58,619
Cash and cash equivalents at end of period	$36,579	$65,999

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$45,781	$9,071	$121,896	$54,852	$226,461
Changes in operating assets and liabilities and other	(3,472)	76,724	(33,870)	73,252	(48,789)
Net income	42,309	85,795	88,026	128,104	177,672
Add:
Depreciation, amortization and disposition of property, plant and equipment	27,171	32,872	29,869	60,043	58,134
Less:
Contribution to turnaround reserves	(7,622)	(10,396)	(8,672)	(18,018)	(20,148)
Maintenance capital expenditures	(20,577)	(20,506)	(9,306)	(41,083)	(17,055)
Distributable cash flow attributable to noncontrolling interest in OpCo	(36,567)	(72,758)	(82,782)	(109,325)	(164,576)
MLP distributable cash flow	$4,714	$15,007	$17,135	$19,721	$34,027

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$45,781	$9,071	$121,896	$54,852	$226,461
Changes in operating assets and liabilities and other	(3,472)	76,724	(33,870)	73,252	(48,789)
Net income	42,309	85,795	88,026	128,104	177,672
Less:
Other income, net	1,346	675	1,257	2,021	2,591
Interest expense—Westlake	(5,537)	(5,907)	(6,651)	(11,444)	(13,232)
Provision for income taxes	(107)	(205)	(207)	(312)	(417)
Income from operations	46,607	91,232	93,627	137,839	188,730
Add:
Depreciation and amortization	27,068	32,484	28,315	59,552	56,309
Other income, net	1,346	675	1,257	2,021	2,591
EBITDA	$75,021	$124,391	$123,199	$199,412	$247,630